Exhibit (j )(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Sanford C. Bernstein Fund, Inc. and Bernstein Fund, Inc. of our reports dated November 26, 2019 relating to the financial statements and financial highlights, which appear in the International Portfolio’s, Tax-Managed International Portfolio’s, Emerging Markets Portfolio’s, Intermediate Duration Portfolio’s, Short Duration Plus Portfolio’s, Short Duration Diversified Municipal Portfolio’s, New York Municipal Portfolio’s, California Municipal Portfolio’s, Diversified Municipal Portfolio’s, Overlay A Portfolio’s, Tax-Aware Overlay A Portfolio’s, Overlay B Portfolio’s, Tax-Aware Overlay B Portfolio’s, Tax-Aware Overlay C Portfolio’s, Tax-Aware Overlay N Portfolio’s (each a separate series of Sanford C. Bernstein Fund, Inc.), International Strategic Equities Portfolio’s, International Small Cap Portfolio’s and Small Cap Core Portfolio’s (each a separate series of Bernstein Fund, Inc.) Annual Reports on Form N-CSR for the year ended September 30, 2019. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm and Financial Statements”, “Statements and Reports” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 28, 2020